UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On August 26, 2020, a putative stockholder of Neonode Inc. (the “Company”) filed a purported class action lawsuit (C.A. No. 2020-0701-AGB) in the Delaware Court of Chancery (the “Court”) against the Company and the Board of Directors of the Company for alleged breach of fiduciary duty in connection with disclosure of information concerning Proposal 5 and Proposal 6 in the proxy statement filed by the Company on August 20, 2020 for the 2020 Annual Meeting of Stockholders of the Company (the “Proxy Statement”). These proposals for shareholder approval related to the private placement by the Company on August 5, 2020 in which two directors and the chief executive officer of the Company participated. The relief sought by the plaintiff included a preliminary injunction to enjoin the stockholder votes on Proposal 5 and Proposal 6. On September 13, 2020, the plaintiff amended his complaint to also enjoin the stockholder vote on Proposal 1 in the Proxy Statement concerning election of directors. In response, the Company filed definitive additional materials to the Proxy Statement on September 18, 2020. The plaintiff withdrew his motion to preliminarily enjoin the stockholder votes on Proposals 1, 5, and 6 based upon the definitive additional materials to the Proxy Statement.

On November 23, 2020, the Court entered an order to dismiss the above-referenced lawsuit. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Court’s stipulation and order closing the case.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Stipulation and [Proposed] Order Closing the Case

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 27, 2020	NEONODE INC.

	By:	/s/ Maria Ek
	Name:	Maria Ek
	Title:	Chief Financial Officer

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